BYLAW NO.1

A Bylaw relating generally to the
transaction of the business
and affairs of

711635 ALBERTA LTD

BE IT ENACTED as a bylaw of the
Corporation as follows:

SECTION ONE - INTERPRETATION

1.01 Definitions. In these and other bylaws of the Corporation, unless the context otherwise requires:

a) "Act" means the Business Corporations Act of the Province of Alberta, Canada, and any statute that may be substituted there for, as from time to time amended;

b) "appoint" includes "elect" and vice versa;

c) "Board" means the Board of Directors of the Corporation;

d) bylaws" means this bylaws and all other bylaws of the Corporation and from time to time in force and effect;

e) "Corporation" means the corporation which has adopted these bylaws and to which the same apply;

f) "shareholder" means a shareholder of the Corporation.

1.02 Interpretation. Words and expressions defined in the Act have the same meanings when used in the bylaws. Words importing the singular number include the plural and vice versa; words importing gender include masculine, feminine and neuter genders. Without limiting the generality of the foregoing, a reference to the directors shall include a sole director when the Corporation has only a sole director.

1.03 Conflict with Act. The bylaws are subject to the provisions of the Act, unless the Act otherwise specifically provides.

1.04 Conflict with Documents. The bylaws are subject to the provisions of the Articles and any Unanimous Shareholders Agreement and in the event of conflict between the provisions of any bylaws and provisions of the Articles and/or a Unanimous Shareholders Agreements, the provisions of the Articles and/or the Unanimous Shareholders Agreement shall prevail.

1.05 Headings. The headings used in this bylaw are inserted for convenience of reference only and do not affect the interpretation of this bylaw or any part hereof.

SECTION TWO - SHAREHOLDERS AND SHARES

2.01 Telecommunication Meeting. A shareholder or any other person entitled to attend at a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other (and a person participating in such a meeting by those means is deemed to be present at the meeting.)

2.02 Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those persons entitled to vote thereat, the directors and auditor (if any) of the Corporation and others who, although not entitled to vote, are entitled or required under any provisions of the Act or the articles or bylaws to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

2.03 Joint Shareholders. Where any share entitled to be voted at a meeting of shareholders is held by two or more persons jointly, those persons or such of them that attend the meeting of the shareholders shall only constitute one shareholder for the purposes of determining whether a quorum of shareholders is present.

2.04 Chairman. The chairman of any meeting of the shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting and who is a shareholder of the corporation:

a) The Chairman of the Board;

b) The President;

c) Any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in order of their appointment to the office of Vice- President).

If no such officer is present within fifteen minutes from the time fixed for the holding of the meeting of the shareholders, the persons present and entitled to vote shall choose one of their number then present to be chairman of that meeting.

2.05 Secretary of Meeting. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

2.06 Chairman's Casting Vote. In the case of an equality of votes at a meeting of shareholders, the chairman of the meeting shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

2.07 Chairman's Declaration. At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or portion of votes recorded in favour of or against the motion.

2.08 Voting by Ballot. If a ballot is demanded by a shareholder or proxy holder entitled to vote at a shareholder's meeting and the demand is not withdrawn, the ballot upon the motion shall be taken in such manner as the chairman of the meeting shall direct. Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles. The declaration by the chairman of the meeting that the vote upon the question has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority and an entry in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of proportion of votes recorded in favour of or against any resolution or questions.

2.09 Scrutineers. The chairman or the secretary at any meeting of the shareholders or the shareholders then present may appoint one or more scrutineers, who need not be shareholders, to count and report upon the results of the voting which is done by ballot.

2.10 Joint Shareholders. If one or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the others, vote the shares, but if two or more of those persons who are present in person or by proxy shall fail to vote as one, the vote of such joint shareholders shall not be recognized.

2.11 Vote by Joint Shareholders. If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others, vote the shares, but if two or more of those persons who are present in person or by proxy shall fail to vote as one, the vote of such joint shareholders shall not be recognized.

2.12 Proxy. The form of proxy by which a proxy holder may be appointed for any meeting of the shareholders shall be in the following form or in any other appropriate form accepted by the chairman of the meeting:

"PROXY"

I/WE the undersigned, being (a) shareholder(s) of__________________________, hereby nominate, constitute and appoint ___________________, or in his absence ________ _________, as my/our attorney, representative and/or proxy holder with full power and authority to attend, vote and otherwise act for me/our in my/our name and on my/our behalf at the annual (or special) meeting of shareholders of the Corporation, to be held at ________________, on the _______ day of ______________ 19___, and at any and all adjournments thereof, with full power of substitution, and I/WE, the undersigned, hereby revoke all other proxies given by me/us, the undersigned, which might be used in respect of such meeting and any and all adjournments thereto.

Given this_____ day of_____________ 19___.

__________________________________

__________________________________

2.13 Lien on Shares. The Corporation shall have a first and paramount lien upon all the shares registered in the name of each shareholder, solely ore jointly with any others, for the debts of that shareholder or the shareholders named therein solely or jointly with any other persons, to or with the Corporation, whether the period for payment thereof shall have actually arrived or not; and no equitable interest in any share shall be created and none shall be recognized by the Corporation. Such lien shall extend to all dividends or distributions of capital from time to time declared or otherwise payable in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the lien of the Corporation (if any upon such shares.

For the purposes of endorsing any lien the Board may sell the shares subject thereto in such manner as it thinks fit, but no sale shall be made until such time as the debt is due and until thirty days demand and notice in writing stating the amount due, and demanding payment, and giving notice of intention to sell in default shall have been served on the shareholders or the shareholders named therein or the person or persons, if any, entitled in consequence of the death or bankruptcy of any shareholder or shareholders.

Upon any sale made by the Board of any shares to satisfy the lien of the Corporation thereon, the proceeds shall be applied: (firstly) in payment of all costs of such sale and (secondly) in satisfaction of the debts of the shareholder or shareholders and the residue (if any) shall be payable to the shareholder or shareholders.

Upon the sale the secretary shall enter the name or names of the purchaser or purchasers in the register as the holder or holders of the shares, and the purchaser or purchasers shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase money, and after the name or names have been entered in the register, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the same shall be in damages only and against the Corporation exclusively.

SECTION THREE - DIRECTORS AND BOARD

3.01

(a) Calling of Meeting: The Secretary shall, upon request of the directors, summon a meeting of the Board.

(b) Any director may summon a meeting of the Board

3.02 Notice of the time and place of director's meetings shall be given to each director not less than seventy-two (72) hours before the time of the meeting. A notice of a meeting of directors need not specify the purpose or the business to be transacted at a meeting, except where the Act requires otherwise.

3.03 Telecommunication: A director may participate in a meeting of directors or of a committee of directors be means of telephone or other communication facilities that permit all directors participating in the meeting to hear each other and a director participating in a meeting by those means is deemed to be present at the meeting.

3.04 Consent Resolution: A resolution or resolutions signed by all of the directors, as such, without meeting together, whether embodied in the form of minutes of a meeting of directors or not, shall be valid and effectual as if passed at a meeting of the directors duly called and constituted and shall be entered into the minute book of the Corporation accordingly, and may relate back to any date therein stated to be the effective date thereof. A director may signify his assent to such resolution or resolutions in writing or by means of telecommunication with respect to which a written record is made.

3.05 Casting Vote: At all meetings of the directors, every questions shall be decided by a majority of votes cast on each question. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled.

3.06 Alternate Directors: Any director (in this bylaw referred to as the "Director"), may appoint any person not otherwise disqualified to be a director, to be the alternate director (in the bylaw referred to the "Alternate Director") of the director and once appointed, the Alternate director shall be entitled to notice of meetings of the directors and to attend and vote as a director at any director's meetings at which the director is not personally present. The Alternate director, if also a director, shall have a separate vote on behalf of the director represented in addition to the vote of such person as a director. The director may, by notice to the Corporation, revoke the appointment of the Alternate director at any time.

3.07 Committees of Directors: Unless otherwise ordered by the Board each Committee of directors shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

3.08 Corporate Seal: The Board may adopt and change a corporate seal which shall contain the name of the Corporation and the Board may cause to be created as many duplicates thereof as the Board shall determine.

3.09 Execution of Instruments: The directors by resolution may from time to time direct the manner in which, and the person or persons by whom, any particular instrument or class of instruments may or shall be signed. In the absence of a Directors Resolution, any particular instrument or class of instruments may be signed on behalf of the Corporation by any person hold the office of Chairman of the Board, President, Vice-President, Secretary, Treasurer or Managing Director or any other office created by bylaw of by the directors, or if the Corporation is authorized to have and has only one director by any such person acting alone. Any signing office may affix the corporate seal to any instrument requiring the same.

SECTION FOUR - OFFICERS

4.01 Appointment: The directors may from time to time appoint a Chairman of the Board, a President one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer, a Managing Director, and such other officers as the directors may determine, including one or more assistants to any of the officers to any of the officers so appointed. Subject to those powers and authority which bylaw may only be exercised by the directors, the officers of the Corporation may exercise respectively such powers and authority and shall perform such duties, in addition to those specified in these bylaws, as may from time to time be prescribed by the directors. Except for the Chairman of the Board, if appointed ,and the Managing Director, if appointed, an officer may but need not be a director. One person may hold more than one office of the Corporation except that the offices of the President and Secretary must be held by different persons unless the Board consists of a sole director. The directors may also from time to time appoint other agents, attorneys, officers and employees of the Corporation within or without Canada, who may be given such titles and who may exercise such powers and authority (including the power of sub delegation) and shall perform such duties of management, or otherwise, as the directors may from time to time prescribe. In the case of absence of any officer or employee of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate for the time being the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation.

4.02 Chairman of the Board: The Chairman of the Board, if appointed, shall preside at all meetings of the Board and may exercise such other powers and authority and shall perform the duties which the directors may from time to time prescribe.

4.03 President: The President shall be the chief operating officer of the Corporation and, subject to the authority of the directors, shall have general supervision of the business and affairs of the Corporation and shall have such other powers and duties as the directors may specify. The President shall preside at all meetings of the shareholders, unless otherwise determined by the directors, and in the absence of the Chairman of the Board or inability or failure of the Chairman of the Board to act, the President shall also have the powers and duties of the office of the Chairman of the Board.

4.0.4 Vice-President: The Vice-President, or if more than one Vice-President has been appointed, the Vice-Presidents, may exercise such powers and authority and shall perform such duties as may from time to time be prescribed by the directors. During the absence of the President of the inability or failure of the President to act, the Vice-President, or if more than one Vice-President has been appointed, the VicePresident first appointed, shall also have the powers and duties of the office of President.

4.05 Managing Director: The Managing Director, if appointed, shall manage the operations of the Corporation generally, and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the directors.

4.06 Secretary: The Secretary, if appointed, shall attend and be the Secretary to all meetings of the directors, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at such meetings. The Secretary shall give or cause to be given as and when instructed all notices to shareholders, directors, officers, auditors and members of committees of the board. The Secretary shall be the custodian of the corporate seal, if any, of the Corporation and shall have charge of all books, papers, reports, certificates, records, documents, registers and instruments belonging to the Corporation. The Secretary shall be responsible for registering or filing of all reports, certificates and all other documents required by law to be registered or filed by the Corporation. The Secretary shall certify any documents of the Corporation except when some other officer or agent has been appointed for any such purpose and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the directors of President.

4.07 Treasurer: The Treasurer, if appointed, shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the directors may from time to time designate and he shall be responsible for the disbursement of the funds from the Corporation. The Treasurer shall render to the President and the Board whenever so directed and account all financial transactions and of the financial position of the Corporation. The Treasurer shall be subject to the control of the President and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the directors or by the President. Whenever the Secretary is also the Treasurer the office may be designated Secretary-Treasurer.

4.08 Other Officers: The powers and duties of all other officers shall be such as prescribed by the directors. Any of the powers and duties of an officer to whom as assistant has been appointed may be exercised and performed by such assistant, unless the directors otherwise direct.

4.09 Variation of Powers and Duties: The directors may from time to time vary, add to or limit the powers, authority and duties of any officer.

4.10 Removal and Discharge: The directors, in their discretion, may remove any officer of the Corporation, with or without cause, at any time, unless the resolution or contract providing for the appointment of such officers stipulates otherwise. Each officer appointed by the directors shall hold office until a successor is appointed, or until his earlier resignation or removal by the directors.

4.11 Term of Office: Each officer appointed by the directors shall hold office until successor is appointed, or until his earlier resignation or removal by the director.

SECTION FIVE - GENERAL

5.01 Notices: In addition to any other method of service permitted by the Act any notice or document required by the Act, the regulations, the articles or the bylaws, may be sent to any person entitled to receive same in the manner set out in the Act for service upon a shareholder or director and by any means of telecommunications with respect to which a written record is made. A notice sent by means of telecommunication shall be deemed to have been given on the first business day after the date upon which the written record is made.

5.02 Waiver of Notice: Any shareholder (or his duly appointed proxy holder), director, officer, auditor or member of a committee may at any time waive any notice, or waive or abridge the time for any notice required to be given to him under any provision of the Act, the regulations thereunder, the articles, the Bylaws or otherwise, and such waiver or abridgment, whether given before or after the meeting or other event of which the notice is required to be given, shall cure any defect in the giving or in the time of such notice as the case may be.

5.03 Notice of Joint Shareholders: If two (2) or more persons hold shares jointly, notice may be given to one of such persons and such notice shall be sufficient notice to all of them.

5.04 Signature on Notice: The signature too any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced.

5.05 Surrender of Shares on Continuance: Where this bylaw has become effective o the issue of a certificate of continuance for the Corporation the directors may require a member to surrender his share certificate for the purpose of having it cancelled and replaced by a new share certificate that complies with the Act.

5.06 Counterpart Documents: Any resolution in writing may be executed in counterpart and shall thereupon be binding upon the person or persons whose signatures appear thereon subject to the execution of one or more similar counterparts to be executed in the aggregate by the remaining person or persons named or referred therein.

I, Robert L. Robins Secretary do hereby certify that the documents annexed hereto and entitled "Bylaw No. 1" are all of the bylaws of the Corporation to the date of the bylaw.

Dated this 3rd day of June A.D., 1998.

/s/ Robert L. Robins

Robert L. Robins, Secretary